Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement dated as of June 30, 2020 (this “Agreement”), is made by and between Acacia Research Corporation, a Delaware corporation (the “Company”), Merton Acquisition HoldCo LLC, a Delaware limited liability company and wholly-owned Subsidiary of the Company (“Merton”) and Starboard Value LP (the “Designee”) on behalf of itself and on behalf of the funds and accounts under its management that as of the date hereof hold, or that will after the date hereof hold, Preferred Shares, Series A Warrants, Series B Warrants and/or Notes (collectively, the “Starboard Funds”).

W I T N E S S E T H

WHEREAS, the Company, the Designee and certain Starboard Funds have entered into, among others, that certain Securities Purchase Agreement, dated as of November 18, 2019 (the ”Securities Purchase Agreement”);

WHEREAS, pursuant to the Securities Purchase Agreement, as supplemented by that certain Supplemental Agreement dated as of June 4, 2020 between the Company and the Designee on behalf of the Starboard Funds: (i) on November 18, 2019 the Company issued to certain Starboard Funds an aggregate of 350,000 Preferred Shares and Series A Warrants to purchase an aggregate of 5,000,000 shares of Common Stock, (ii) on February 25, 2020 the Company issued to certain Starboard Funds Series B Warrants to purchase an aggregate of 100,000,000 shares of Common Stock and (iii) on June 4, 2020, the Company issued Notes (the “June 4 Notes”) to certain Starboard Funds in an aggregate principal amount of $115,000,000;

WHEREAS, the Company and the Designee, on behalf of itself and on behalf of the Starboard Funds that hold the June 4 Notes (the “Holders”), have agreed that each of the June 4 Notes shall be exchanged and replaced in their entirety by new notes issued by Merton in favor of each of the Holders in the form attached hereto as Exhibit A (the “New Notes”), to be dated as of the date hereof, in the original aggregate principal amount of $115,000,000, to the same Starboard Funds in the same respective amounts as the June 4 Notes; and

WHEREAS, the Company and the Designee, on behalf of itself and on behalf of the Holders, have agreed that the Company shall execute and deliver a Guarantee in favor of each of the Holders in the form attached hereto as Exhibit B (the “Parent Guarantee”), to be dated as of the date hereof.

WHEREAS, the Company and the Designee, on behalf of itself and on behalf of the Holders, have agreed that the Company and certain of its Subsidiaries and Affiliates shall execute and deliver (i) a Pledge and Security Agreement in the form attached hereto as Exhibit C (the “New Security Agreement”), to be dated as of the date hereof, and (ii) a Stock Pledge Agreement in the form attached hereto as Exhibit D (the “New Pledge Agreement”), to be dated as of the date hereof.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.       Definitions. Unless otherwise specified herein, all capitalized terms used and not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement or the June 4 Notes, as applicable.

2.       Surrender of June 4 Notes. On the date hereof, the Company shall pay all accrued and unpaid Interest with respect to the June 4 Notes to the Starboard Funds holding the June 4 Notes by wire transfer of immediately available funds pursuant to written wire instructions provided by the Designee to the Company prior to the date hereof. Upon (i) the issuance of the New Notes and (ii) the payment of accrued and unpaid Interest with respect to the June 4 Notes to the Starboard Funds holding the June 4 Notes as set forth in the immediately preceding sentence, the Designee, on behalf of the Holders, hereby surrenders to the Company all of its right, title and interest in and to the June 4 Notes and releases the Company from all of its obligations thereunder in exchange for the New Notes. As soon as practicable following the date hereof, the Designee shall cause the June 4 Notes to be physically delivered to the Company for cancellation pursuant to written delivery instructions provided by the Company in writing.

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3.       Issuance of New Note. Merton hereby agrees to issue the New Notes in favor of the Holders and to duly execute and deliver the New Security Agreement, and to cause the New Pledge Agreement, the New Security Agreement and other applicable Security Documents to be duly executed and delivered by its applicable Subsidiaries and Affiliates, to the Starboard Funds holding the June 4 Notes to be exchanged for New Notes as contemplated herein and to Starboard Value Intermediate Fund LP, in its capacity as collateral agent for such Starboard Funds. The parties hereby acknowledge and agree that (i) New Notes shall be deemed issued pursuant to the Securities Purchase Agreement and shall be deemed “Notes” with respect to all the Transaction Documents, including, without limitation, the Supplemental Agreement, and (ii) the issuance of the New Notes shall be deemed an “Additional Closing” with respect to all the Transaction Documents and, accordingly, the issuance of the New Notes shall be subject to the satisfaction (or waiver in writing by the Company or the Starboard Funds, as applicable) of the applicable conditions set forth in Sections 6 and 7 of the Securities Purchase Agreement, including that the Company and Merton shall bring down all applicable representations and warranties set forth in Section 3 of the Securities Purchase Agreement to the date hereof (or, to the extent made as of a certain date, as of such date) and, for which purpose, all references to (i) the Notes and (ii) the Company in the Securities Purchase Agreement, shall be deemed to refer to (ii) the New Notes and (ii) the Company and Merton, respectively; provided, however, that, for purposes of the representation contained in Section 3(pp) of the Securities Purchase Agreement, the Company and Merton have noted (and Designee and the Holders hereby acknowledge) that any financial information relating to the 2020 calendar year made available by the Company on, or at any time prior to, the date hereof with respect to the Company or any of its Subsidiaries, while prepared in good faith based on reasonable assumptions, has not been audited and therefore may be subject to change). For the avoidance of doubt, the only payment owed by the Designee and the Starboard Funds with respect to the Additional Closing deemed to occur on the date hereof is the surrender of the June 4 Notes in accordance with Section 2.

4.       Release of Liens. Upon execution and delivery of the New Notes and the tender of the June 4 Notes in exchange therefor, the parties to that certain Pledge and Security Agreement, dated as of June 4, 2020 (the “Security Agreement”), among the Company and each subsidiary of the Company party thereto, in favor of Starboard Value Intermediate Fund LP, in its capacity as collateral agent for the Buyers (the “Collateral Agent” and, together with the other parties to the Security Agreement, the “Loan Parties”) agree (i) they shall have no further recourse to the Loan Parties with regards to the indebtedness evidenced by the June 4 Notes, (ii) all outstanding indebtedness (including, without limitation, all principal, interest and fees) and all other obligations of the Company and the other Loan Parties under or relating to the June 4 Notes and the Security Documents in respect of the June 4 Notes are and shall be satisfied in full and irrevocably discharged, terminated and released, (iii) all security interests and other Liens granted to or held by the Collateral Agent for the benefit of the Collateral Agent in any Collateral (as defined in the Security Agreement) as security for such indebtedness or such other Obligations are and shall be forever and irrevocably satisfied, released and discharged without any action by any Person, (iv) the Security Documents in respect of the June 4 Notes shall terminate and be of no further force or effect other than those provisions therein that specifically survive termination and (v) the Loan Parties (or their respective counsel or designees) shall be automatically authorized to file the UCC (as defined in the Security Agreement) termination statements annexed hereto as Exhibit E, and to file intellectual property releases, to deliver control agreement terminations, to deliver landlord agreement terminations, and to file or deliver all other instruments, releases and documents reasonably necessary to evidence the release of the Collateral Agent’s security interests and other Liens in the Collateral; provided, however, that, notwithstanding anything to the contrary, all indemnification, reimbursement and other obligations of such guaranties, security agreements, pledge agreements and other Security Documents that expressly survive that termination of any Security Document in respect of the June 4 Notes shall continue in full force and effect. Further, the Collateral Agent agrees to take all reasonable additional steps requested by the Loan Parties, at the sole expense of the Loan Parties, as may be necessary to release its security interests in the Collateral.

5.       Agreements and Amendments to Securities Purchase Agreement.

a.       In accordance with Section 9(e) of the Securities Purchase Agreement, the Company and the Designee representing the Required Holders (as defined in the Securities Purchase Agreement) hereby agree to amend the Securities Purchase Agreement, as set forth in this Section 5, which amendments shall be binding upon each Buyer and holder of Securities and the Company.

b.       As of the execution and delivery of this Agreement by the Company and the Designee, the definition of “Transaction Documents” set forth in Section 3(b) of the Securities Purchase Agreement shall be amended to add this Agreement, the New Notes, the New Security Agreement, the New Pledge Agreement and the Parent Guarantee to such definition.

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c.       The Company hereby acknowledges and agrees that any Stockholder Notes to be issued to the Company’s stockholders (i) shall rank pari passu with or junior in right of payment to the New Notes, (ii) if secured, shall rank pari passu with or junior in right of security to the Liens on the Collateral securing the New Notes, (iii) cannot be guaranteed by any Person that does not also guarantee the New Notes and (iv) cannot be more favorable than the New Notes to the respective holders thereof.

d.       The parties hereby acknowledge and agree that the New Notes shall be deemed issued pursuant to the Securities Purchase Agreement and shall be deemed “Notes” with respect to all the Transaction Documents.

6.       Amendment to Supplemental Agreement. In accordance with Section 16 of the Supplemental Agreement, the Company and the Designee hereby agree that all references in (i) Sections 2 and 7 of the Supplemental Agreement to “June 2020 Approved Investment Notes” shall refer to the New Notes, mutatis mutandis and (ii) Section 6 of the Supplemental Agreement to “SPA Notes” shall include a reference to the New Notes, mutatis mutandis.

7.       Amendment to the Series B Warrants. In accordance with Section 9 of the Series B Warrants, the Company and the Designee representing the Required Holders (as defined in the Series B Warrants) hereby agree to amend the Series B Warrants to add the New Notes to the definition of the term “Note”. For the avoidance of doubt, New Notes may be tendered pursuant to a Note Cancellation under the Series B Warrants on the terms set forth in the Series B Warrants and the New Notes.

8.       Agreement regarding Registration Rights Agreement. In accordance with Section 11 of the Registration Rights Agreement, the Company and the Designee representing the Required Holders (as defined in the Registration Rights Agreement) hereby agree that, notwithstanding anything to the contrary in the Securities Purchase Agreement and the Registration Rights Agreement, the New Notes shall not be considered “Notes” as defined in the Registration Rights Agreement.

9.       Satisfaction of Conversion Right. Notwithstanding anything to the contrary in the Certificate of Designations, the Company and the Designee on behalf of itself and the Starboard Funds hereby acknowledge and agree that delivery of New Notes in the form attached hereto as Exhibit A hereto shall satisfy the delivery of Exchange Notes pursuant to Section 16(i) of the Certificate of Designations.

10.       Post-Closing Covenants. Notwithstanding anything to the contrary, and subject to the terms of the New Security Agreement and the New Pledge Agreement, as applicable:

a.       Within thirty (30) calendar days after the date hereof (or such later date as determined by the Collateral Agent in its reasonable discretion), the Collateral Agent shall have received an account control agreement, with respect to each account referred to in Schedule IV of the Security Agreement as of the date hereof, in form and substance satisfactory to the Collateral Agent, duly executed by the Company and/or Guarantors, as applicable, and such bank or financial institution (as applicable), or enter into other arrangements, as required under Section 5(i) of the Security Agreement, in form and substance satisfactory to the Collateral Agent, in each case, subject to the terms of the New Security Agreement.

b.       Within five (5) Business Days after the date hereof (or such later date as determined by the Collateral Agent in its reasonable discretion), the Collateral Agent shall have received all certificates and/or instruments evidencing the Pledged Interests (as defined in the New Security Agreement and the New Pledge Agreement, as applicable) as of the date hereof, accompanied by undated instruments of transfer executed in blank, as applicable.

c.       Within thirty (30) calendar days after the date hereof (or such later date as determined by the Collateral Agent in its reasonable discretion), the Collateral Agent shall have received applicable property and liability insurance certificates and endorsements (including loss payable endorsements), in form and substance reasonably satisfactory to the Collateral Agent, naming the Collateral Agent as an additional insured and as mortgagee (as applicable) as its interests may appear with respect to all such property and liability insurance policies referred to in Section 5(e)(i) of the New Security Agreement and in each case, maintained by the Company and/or Guarantors, as applicable, as of the date hereof.

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d.       Within ten (10) Business Days hereof (or such later date as determined by the Collateral Agent in its reasonable discretion), the Collateral Agent shall have received the results of customary searches for UCC financing statements, tax liens and judgment liens filed on or prior to the date hereof, against the Company, Merton, Acacia Research Group LLC and any property of the foregoing, which results will not show any such liens (other than Permitted Liens).

e.       Within five (5) Business Days after the date hereof (or such later date as determined by the Collateral Agent in its reasonable discretion), the Collateral Agent shall have received evidence of filed UCC-3 termination statements and a patent security agreement termination, in each case, in form and substance reasonably satisfactory to the Collateral Agent, relating to the discharge, termination and release of Liens granted pursuant to the Security Agreement and that certain Patent Security Agreement, dated as of June 4, 2020, respectively.

f.       Within five (5) Business Days hereof (or such later date as determined by the Collateral Agent in its reasonable discretion), the Collateral Agent shall have received, with respect to RRI Investments LLC, customary joinder agreement to the New Pledge Agreement dated as of the date hereof, in form and substance reasonably satisfactory to the Collateral Agent.

g.       Any breach of this Section 10 shall be deemed an “Event of Default” (as defined in the New Notes) under the New Notes.

11.       Representations and Warranties.

a.       The Designee represents and warrants to the Company, and the Company represents and warrants to the Designee and the Starboard Funds holding the June 4 Notes to be exchanged for New Notes in accordance with this Agreement, that, as of the date hereof: (i) such Person is an entity duly organized and validly existing under the laws of the jurisdiction of its formation, has the requisite power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement; (ii) this Agreement has been duly executed and delivered on behalf of such Person, and this Agreement constitutes the valid and legally binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies; (iii) the execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby will not (1) result in a violation of the organizational documents of such Person, (2) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Person is a party, or (3) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Person, except in the case of clause (2) and (3) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Person to perform its obligations hereunder; and (iv) for the purposes of Rule 144 of the 1933 Act, as in effect on the date hereof, each such Person hereby acknowledges and agrees that, in the event of an exercise of Series B Warrants pursuant to a Note Cancellation (as defined in the Series B Warrants) tendering the New Notes, (1) the holding period of the New Notes may be tacked onto the holding period of the June 4 Notes; and (2) the holding period of the June 4 Notes and New Notes may be tacked onto the holding period of the Series B Warrant Shares, and neither the Company nor Merton agrees not to take a position contrary thereto or inconsistent with this Section 11(a)(iv).

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b.       In addition, the Company hereby represents and warrants to the Designee and the Starboard Funds holding the June 4 Notes to be exchanged for New Notes in accordance with this Agreement, that, as of the date hereof: (i) the Board of Directors of the Company approved the resolutions set forth in Schedule A attached hereto; (ii) no Subsidiary, other than Acacia Research Group, LLC (“ARG”), has any (a) Material Claims or Liabilities, whether direct or indirect, absolute, accrued or contingent, that would be required to be reflected on a balance sheet prepared with respect to such Person on a stand-alone basis in accordance with GAAP, (b) unusual forward or long-term commitments, (c) unrealized or anticipated losses from any unfavorable commitments, (d) contracts or commitments, including leases or with employees, except as set forth on Schedule B attached hereto, which, for purposes of the New Notes, shall not be a breach of Section 10 (g)(i)(3) thereof; or (e) litigation, arbitration or dispute, including regarding tax (clause (a) to and including clause (e) are collectively referred to herein as “Obligations”), other than legal and professional fees and royalty sharing arrangements, and related contracts or commitments, accrued in the ordinary course of the patent assertion business, and, in the case of (e), litigation with respect to such Subsidiaries as plaintiffs in Intellectual Property litigation, (iii) neither the Company, nor Merton or any of their respective Subsidiaries has any knowledge of any event, circumstance or information that that would give rise to a reasonable basis for the assertion against any Subsidiary, other than ARG, of any future Obligations material to such Subsidiary on a stand-alone basis, (iv) to the Company's knowledge, no Subsidiary, other than ARG, has conducted any business or operations or has had any liabilities or obligations or owned any asset or been party to any agreement during the last five (5) years, or, since such Subsidiary has been formed if such Subsidiary was formed within the last five (5) years, other than their ordinary course activities of purchasing and licensing intellectual property and liabilities incidental to such activities; and (v) the Subsidiaries listed on Schedule C attached hereto, represent all Material Subsidiaries (as defined below) of the Company. As used herein, (i) “Material Subsidiary” means any Subsidiary of the Company that, (x) had total revenues for the twelve (12) month period ended March 31, 2020 that were equal to, or more than, 1% of the consolidated revenues of the Company and its Subsidiaries or (y) as of March 31, 2020 held 1% or more of the consolidated assets of the Company and its Subsidiaries, (ii) “Material Claims or Liabilities” means claims or liabilities to third parties greater than $1 million, and (iii) “Company’s Knowledge” means the actual knowledge or belief of Clifford Press, Al Tobia, Marc Booth, Meredith Simmons, Richard Rosenstein, Li Yu, Jennifer Graff or Nadereh Russell.

12.       Fees and Expenses. The Company shall within three (3) Business Days of the date hereof reimburse the Designee or its designee(s) for all reasonable and documented costs and expenses incurred in connection with the transactions contemplated hereby (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated hereby), which aggregate amount shall not exceed $100,000 without the prior approval of the Company.

13.       Indemnification. In consideration of the Designee’s execution and delivery of this Agreement and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Designee, each Starboard Fund and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by the Company or a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby or any advice or assistance provided to or on behalf of the Company by any Indemnitee at the request of the Company, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by this Agreement and any of the other Transaction Documents. For the avoidance of doubt, the indemnification set forth in this Section 13 is intended to apply, and shall apply, to direct claims asserted by the Designee or any Starboard Fund against the Company as well as any third party claims asserted by an Indemnitee (other than the Designee or a Starboard Fund) against the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 13 shall be the same as those set forth in Section 7 of the Registration Rights Agreement.

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14.       Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof to the fullest extent enforceable under applicable law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

15.       Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

16.       Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17.       Amendments. Any amendments or modifications hereto must be executed in writing by all parties hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

COMPANY:

ACACIA RESEARCH CORPORATION

By: /s/ Clifford Press

Name: Clifford Press

Title: Chief Executive Officer

[Signature Page to Exchange Agreement]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

MERTON:

MERTON ACQUISITION HOLDCO LLC

By: /s/ Marc Booth

Name: Marc Booth

Title: Chief Executive Officer

[Signature Page to Exchange Agreement]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

DESIGNEE:

STARBOARD VALUE LP

By: /s/ Jeffrey C. Smith

Name: Jeffrey C. Smith

Title: Authorized Signatory

[Signature Page to Exchange Agreement]

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EXHIBIT A

Form of New Note

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EXHIBIT B

Form of Parent Guarantee

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EXHIBIT C

New Security Agreement

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EXHIBIT D

New Pledge Agreement

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EXHIBIT E

Termination Statements

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Schedule A

Approval under Rule 16b-3

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Schedule B

Contracts or Commitments

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Schedule C

Material Subsidiaries

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